Exhibit 99.1

NOT FOR IMMEDIATE RELEASE

Versant Contact:

Jochen Witte

Chief Executive Officer and
Chief Financial Officer

Versant Corporation

1-800-VERSANT

510-789-1500

Versant IR Contact:

Scott Liolios

Liolios Group, Inc.

949-574-3860

scott@liolios.com

Versant Announces Third Quarter Loss; Incurs Significant Non-Cash
Goodwill and Intangible Assets Impairment Charges

Company reports quarter over quarter revenue growth and progress in its restructuring

Fremont, California, September 12, 2005 - Versant Corporation (NASDAQ:VSNTD), an industry leader in specialized data management and data persistence software, today announced its results for the quarter ended July 31, 2005.

The recent decline in Versant’s stock price and revised revenue projections led Versant to undertake a valuation with regard to the company’s existing goodwill and intangible assets. The Company’s valuation resulted in a non-cash charge of $12.9 million related to the impairment of goodwill and intangible assets for the third quarter ended July 31, 2005.

For the quarter ended July 31, 2005, Versant reported revenues of $4.5 million compared to revenues of $4.3 million for the quarter ended April 30, 2005, primarily due to an increase in license revenues in the third quarter ended July 31, 2005. Net loss for the quarter ended July 31, 2005 was $14.4 million.  Net loss for the third quarter ended April 30, 2005 after excluding charges of $12.9 million for impairment of goodwill and intangible assets and $621,000 for restructuring charges would have been $818,000. The net loss for the quarter ended April 30, 2005 was $1.1 million, or $1.2 million after excluding the recovery of $122,000 of restructuring charges.

As a result of the impairment of intangible assets, the quarterly amortization expense will be reduced from a historical rate of $197,000 to $79,000 in the fourth quarter of fiscal 2005 through fiscal 2008, with further reductions for the years thereafter.

“I am pleased that we were able to slightly grow our revenues over the previous quarter despite our major restructuring efforts,” said Jochen Witte, chief executive officer of Versant. “Our net loss excluding restructuring and impairment charges has been reduced from approximately $1.2

6539 Dumbarton Circle • Fremont • CA 94555 • USA • Main: (+1) 510 789 1500 • Fax: (+1) 510 789 1515

million in the second quarter ended April 30, 2005 to approximately $818,000 in the third quarter ended July 31, 2005 due to slightly higher third quarter revenues and our cost cutting measures to align our expenses with our revenue projections.”

Operating Results Outlook

The following statements are projections and forward-looking statements that are based on management’s estimates as of September 12, 2005 and are subject to risks and uncertainties.

“We have made excellent progress in our restructuring and have entered the fourth quarter as a much more streamlined and efficient organization”, said Jochen Witte, chief executive officer of Versant. “I am optimistic that we can achieve our break-even target in the fourth quarter ending October 31, 2005 and our goal of achieving profitability in the first quarter of fiscal 2006.”

About Versant Corporation

Versant Corporation (NASDAQ: VSNTD) is an industry leader in specialized data management software. Using Versant’s solutions, customers cut hardware costs, speed and simplify development, significantly reduce administration costs, and deliver products with a strong competitive edge. Versant’s solutions are deployed in a wide array of industries including telecommunications, financial services, transportation, manufacturing, and defense. With over 50,000 installations, Versant has been a highly reliable partner for over fifteen years for Global 2000 companies such as British Airways, US Government, Financial Times, IBM, and MCI.  For more information, call 510-789-1500 or visit www.versant.com.

About Non-GAAP Financial Measures

This press release includes non-GAAP financial measures, including (i) net loss (excluding charges for impairment of goodwill and intangible assets and restructuring charges) for the quarter ended July 31, 2005 and (ii) net loss (excluding the recovery of restructuring charges) for the quarter ended April 30, 2005.

These non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with generally accepted accounting principles (“GAAP”). Versant’s management believes that these non-GAAP financial measures provide meaningful supplemental information regarding Versant’s operating results because they exclude amounts that are not necessarily related to Versant’s core operating results or cash flows. These non-GAAP financial measures also facilitate management’s internal comparisons to Versant’s historic operating results. Specifically, because Versant’s financial results for its second quarter ended April 30, 2005 do not include charges comparable to the significant impairment and restructuring incurred in the third quarter of 2005 management believes that discussion of the net loss excluding impairment and restructuring charges in the third quarter of 2005 provides better comparability of the Company’s near-term results. The accompanying financial statements include the reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures.

Forward-Looking Statements Involve Risks and Uncertainties

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and is subject to the safe harbor created by those sections. These forward-looking statements include the statements regarding projected quarterly amortization expense from the fourth quarter of fiscal 2005 and in periods thereafter and the statements under “Operating Results Outlook”, including statements regarding current expectations for our operating results in the fourth quarter ending October 31,l 2005 and the first quarter of fiscal 2006.  Investors are cautioned that any such forward-looking statements are not guarantees of future performance or of corporate transactions and these forward-looking statements involve significant risks and uncertainties, there are important factors that could cause our actual results to differ materially from those in the forward-looking statements. These risks and uncertainties include, without limitation; the inability to achieve revenue expectations as a result of delays in the sales cycle for our products and services, changing markets demands, the performance of our resellers and the impact of our recent restructuring on our organization, the impact of the recent hurricane disaster in the Gulf Coast on economic conditions; the possibility that existing value added resellers may not remain committed to our software or that their sales activity may not keep pace with their historical results; that future sales levels will not meet expectations or may be delayed; the potential for disruption of Versant’s business and delays in customer commitments as a result of the announced restructuring plan and related management and other changes; the impact of potential sales losses to customers not within our core database management business; the uncertainty as to the impact and duration of the current market reductions in corporate IT spending; the possibility that additional restructuring actions may be required; and the company’s ability to successfully manage its costs and operations and maintain its working capital. The forward-looking statements contained in this press release are made only as of the date of this press release, and the Company assumes no obligation to publicly update any forward-looking statement. Investors are cautioned not to place undue reliance on forward-looking statements. Additional information concerning factors that could cause results to differ can be found in the Company’s filings with the Securities and Exchange Commission, including without limitation the Company’s most recent Annual Report on Form 10-K for the year ending October 31, 2004, as amended, and its Quarterly Reports on Form 10-QSB for the quarters ending January 31, 2005 and April 30, 2005, as amended, and its reports on Form 8-K.

Conference Call Information

Versant will host a teleconference today to discuss the above after markets close. The details for the call are as follows:

Date:	Monday September 12, 2005
Time:	1:30 PM Pacific (4:30 PM Eastern)
Dial-in number:	1-800-247-9979
International:	1-973-935-2401
Internet Simulcast: *	http://viavid.net/dce.aspx?sid=000028E6

*Windows Media Player needed for simulcast. Simulcast is voice only.

Dial in 5-10 minutes prior to the start time. An operator will request your name and organization and ask you to wait until the call begins. If you have any difficulty connecting, please call the Liolios Group at (949) 574-3860.

A replay of the conference call will be available until September 19, 2005**

Replay number:  1-877-519-4471

International Replay number:  1-973-341-3080

Replay Pass Code:  6459895

** Enter the playback pass code to access the replay

VERSANT CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	July 31, 2005	October, 31 2004
ASSETS
Current assets:
Cash and cash equivalents	$3,629	$3,313
Restricted cash	—	320
Trade accounts receivable, net	2,366	5,121
Other current assets	852	823
Total current assets	6,847	9,577

Property and equipment, net	466	742
Goodwill	6,720	16,895
Intangible assets, net	1,591	4,770
Other assets	297	561
Total assets	$15,921	$32,545

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$561	$839
Accrued liabilities	2,588	4,307
Deferred revenue	2,925	3,027
Deferred rent	118	93
Total current liabilities	6,192	8,266

Long term restructuring accrual	616	1,120
Deferred revenue	30	43
Deferred rent	138	237
Variable interest liability	439	—
Total liabilities	7,415	9,666

Stockholders’ equity:
Common stock, no par value	94,760	94,021
Deferred stock-based compensation	(70)	(146)
Accumulated other comprehensive income	445	569
Accumulated deficit	(86,629)	(71,565)
Total stockholders’ equity	8,506	22,879
Total liabilities and stockholders’ equity	$15,921	$32,545

VERSANT CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except for per share amount)

(unaudited)

	Three Months Ended			Nine Months Ended
	July 31,	April 30,	July 31,	July 31,	July 31,
	2005	2005	2004	2005	2004
Revenues:
License	$1,706	$1,575	$1,993	$6,772	$6,763
Maintenance	1,511	1,543	1,809	4,645	5,057
Professional services	1,240	1,228	1,451	3,997	4,826
Total revenues	4,457	4,346	5,253	15,414	16,646
Cost of revenues:
License	53	55	160	164	405
Amortization of intangible assets	197	200	301	592	474
Maintenance	327	360	493	1,101	1,209
Professional services	1,177	1,172	1,498	3,858	4,380
Total cost of revenues	1,754	1,787	2,452	5,715	6,468
Gross profit	2,703	2,559	2,801	9,699	10,178
Operating expenses:
Sales and marketing	1,469	1,633	2,036	4,825	6,040
Research and development	1,004	955	1,583	3,050	3,767
General and administrative	1,006	1,252	1,119	3,571	3,239
Impairment of goodwill	10,300	—	707	10,300	707
Impairment of intangibles	2,613	—	317	2,613	317
Restructuring	621	(122)	212	500	212
Total operating expenses	17,013	3,718	5,974	24,859	14,282
Loss from operations	(14,310)	(1,159)	(3,173)	(15,160)	(4,104)
Other income (loss), net	(41)	122	102	163	243
Loss from continuing operations before taxes and deemed dividend	(14,351)	(1,037)	(3,071)	(14,997)	(3,861)
Provision for income taxes	1	22	22	69	68
Net loss from continuing operations before deemed dividend	(14,352)	(1,059)	(3,093)	(15,066)	(3,929)
Deemed dividend to preferred shareholders	—	—	—	—	(2,422)
Cumulative effect of accounting changes	—	—	35	—	35
Net loss from continuing operations attributable to common shareholders	(14,352)	(1,059)	(3,058)	(15,066)	(6,316)
Loss from discontinued operations, net of income tax	—	—	(752)	—	(1,660)
Net loss	$(14,352)	$(1,059)	$(3,810)	$(15,066)	$(7,976)

Reconciliation of GAAP net loss to Net loss excluding impairment and restructuring charges:
Net loss	$(14,352)	$(1,059)
Impairment of goodwill and intangibles	12,913	—
Restructuring	621	(122)
Net loss excluding impairment and restructuring charges	$(818)	$(1,181)

Net loss per share:
Basic & diluted	$(0.40)	$(0.03)	$(0.11)	$(0.43)	$(0.27)

Shares used in per share calculation:
Basic & diluted	35,529	35,138	34,577	35,147	29,400

Non-cash stock-based compensation included in the above expenses:
Cost of revenues	$6	$6	$19	$18	$24
Sales and marketing	4	7	16	12	21
Research and development	11	5	28	33	36
General and administrative	4	6	13	13	18
Total	$25	$24	$76	$75	$99